UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 25, 2021, Ponce Bank Mutual Holding Company and PDL Community Bancorp (NASDAQ: PDLB), the holding company for Ponce Bank and Mortgage World Bankers, Inc., issued a press release announcing that their Boards of Directors have unanimously adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which Ponce Bank Mutual Holding Company and PDL Community Bancorp will reorganize into a new stock holding company and will conduct a second-step stock offering of new shares of common stock.

As a result of the proposed “second step” conversion transaction, the current mutual holding company structure of Ponce Bank Mutual Holding Company, PDL Community Bancorp, Ponce Bank and Mortgage World Bankers, Inc. will convert to the fully-converted stock holding company structure. A new stock holding company for Ponce Bank and Mortgage World Bankers, Inc., to be named PDL Community Financial Corp. and which will succeed to PDL Community Bancorp, will offer for sale shares of its common stock, representing Ponce Bank Mutual Holding Company’s ownership interest in PDL Community Bancorp, to depositors of Ponce Bank and others in a subscription offering and, if necessary, a community offering and/or a syndicated community offering. Eligible account holders of Ponce Bank as of the close of business on April 30, 2020 will have first priority non-transferable subscription rights to subscribe for shares of common stock of PDL Community Financial Corp. In addition, each share of common stock of PDL Community Bancorp held by persons other than Ponce Bank Mutual Holding Company (the “minority stockholders”) will be converted into and become the right to receive a number of shares of common stock of PDL Community Financial Corp. pursuant to an exchange ratio, established at the completion of the proposed transaction, designed to preserve in PDL Community Financial Corp. the same aggregate percentage ownership interest that the minority stockholders will have in PDL Community Bancorp immediately before the completion of the proposed transaction, exclusive of the purchase of any additional shares of common stock of PDL Community Financial Corp. by minority stockholders in the stock offering and the effect of cash received in lieu of issuance of fractional shares of common stock of PDL Community Bancorp, and adjusted to reflect certain assets held by Ponce Bank Mutual Holding Company. The total number of shares of common stock of PDL Community Financial Corp. to be issued in the proposed transaction will be based on the aggregate pro forma market value of the common stock of PDL Community Financial Corp., as determined by an independent appraisal.

In connection with the conversion, a contribution will be made to the Ponce De Leon Foundation in the form of common stock issued in the conversion and cash in to be determined amounts. The foundation will continue to be dedicated to the promotion of charitable purposes in the communities served by Ponce Bank, including community development and grants and donations to support housing assistance and not-for-profit organizations.

The transactions contemplated by the Plan, including the funding of the foundation, are subject to approval by PDL Community Bancorp’s stockholders (including approval by a majority of the shares held by persons other than Ponce Bank Mutual Holding Company), the members of Ponce Bank Mutual Holding Company and the Board of Governors of the Federal Reserve System.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Plan of Conversion and Reorganization of Ponce Bank Mutual Holding Company dated May 25, 2021
99.1	Press Release dated May 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: May 25, 2021	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer